                                                                   EXHIBIT 10.41


                               SECURITY AGREEMENT


1. Identification.

         This Security Agreement (the "Agreement"), dated December 31, 2001, is entered into by and between Commercial Consolidators Corp., a corporation incorporated under the laws of the Province of Albert, Canada ("Debtor"), and Barbara Mittman, as collateral agent [acting in the manner and to the extent described in the Collateral Agent Agreement defined below] (the "Collateral Agent"), for the benefit of the parties identified on Schedule A hereto (collectively, the "Lenders").

2. Recitals.

         2.1 The Lenders have made loans to Debtor (the "Loans").

         2.2 The Loans are evidenced by those certain Secured Convertible Notes described on Schedule A hereto ("Notes") and executed by Debtor as the "Borrower" thereof, for the benefit of each individual Lender as the "Holder" thereof. The Notes are issued pursuant and subject to a subscription agreement dated at or about the date of this Agreement ("Subscription Agreement").

         2.3 In order to induce Lenders to make the Loans, and as security for Debtor's performance of its obligations under the Notes and as security for the repayment of the Loans and any and all other sums due from Debtor to Lender whether arising under the Notes issued pursuant to the Subscription Agreement, including all of the Debtor's obligations arising under the Notes and the Subscription Agreement relating thereto (collectively, the "Obligations"), Debtor, for good and valuable consideration, receipt of which is acknowledged, has agreed to grant to the Collateral Agent, for the benefit of the Lenders, a security interest in the Collateral (as such term is hereinafter defined), on the terms and conditions hereinafter set forth.

         2.4 The Lenders have appointed Barbara Mittman as Collateral Agent pursuant to that certain Collateral Agent Agreement dated as of December 31, 2001 ("Collateral Agent Agreement"), among the Lenders and Collateral Agent.

                  Defined Terms. The following defined terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined: Accounts, Chattel Paper, Documents, Equipment, General Intangibles, Instruments, Inventory and Proceeds.

3. Grant of General Subordinated Security Interest in Collateral.

         3.1 As security for the Obligations, Debtor hereby grants the Collateral Agent, for the benefit of the Lenders, a security interest in the Collateral.

         3.2 "Collateral" shall mean all of the following property of Debtor:

                  (a) All now owned and hereafter acquired right, title and interest of Debtor in, to and in respect of all: Accounts, interests in goods represented by Accounts, returned, reclaimed or repossessed goods with respect thereto and rights as an unpaid vendor; contract rights; Chattel Paper; investment property; General Intangibles (including but not limited to, tax and duty claims and refunds, registered and unregistered patents, trademarks, service marks, certificates, copyrights trade names, applications for the foregoing, trade secrets, goodwill, processes, drawings, blueprints, customer lists, licenses, whether as licensor or licensee, choses in action and other claims, and existing and future leasehold interests in equipment, real estate and fixtures); Documents; Instruments; letters of credit, bankers' acceptances or guaranties; cash moneys, deposits; securities, bank accounts, deposit accounts, credits and other property now or hereafter held in any capacity by Lender, its affiliates or any entity which, at any time, participates in Lender's financing of Debtor at any other depository or other institution;

                  (b) All now owned and hereafter acquired right, title and interest of Debtor in, to and in respect of goods, including, but not limited to:

                           (i) All Inventory, wherever located, whether now
owned or hereafter acquired, of whatever kind, nature or description, including all raw materials, work-in-process, finished goods, and materials to be used or consumed in Debtor's business; and all names or marks affixed to or to be affixed thereto for purposes of selling same by the seller, manufacturer, lessor or licensor thereof and all Inventory which may be returned to Debtor by its customers or repossessed by Debtor and all of Debtor's right, title and interest in and to the foregoing (including all of Debtor's rights as a seller of goods);

                           (ii) All Equipment and fixtures, wherever located,
whether now owned or hereafter acquired, including, without limitation, all machinery, motor vehicles, furniture and fixtures, and any and all additions, substitutions, replacements (including spare parts), and accessions thereof and thereto (including, but not limited to Debtor's rights to acquire any of the foregoing, whether by exercise of a purchase option or otherwise);

                  (c) All now owned and hereafter acquired right, title and interests of Debtor in, to and in respect of any real or other personal property in or upon which Debtor has or may hereafter have a security interest, lien or right of setoff;

                  (d) All present and future books and records relating to any of the above including, without limitation, all computer programs, printed output and computer readable data in the possession or control of the Debtor, any computer service bureau or other third party; and

                  (e) All products and Proceeds of the foregoing in whatever form and wherever located, including, without limitation, all insurance proceeds and all claims against third parties for loss or destruction of or damage to any of the foregoing.

4. Subordination of Security Interest; Substitution of Collateral.


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         (a) The security interest in the Collateral granted by the Debtor to the Collateral Agent hereunder is and shall at all times be fully subject and subordinated to the prior liens and security interests granted by the Debtor and its subsidiaries to all persons, firms or corporations (collectively, "Senior Lenders") who have extended credit or made loans to Debtor and/or its subsidiaries under lines of credit, notes payable and term loans (a) as disclosed in footnotes 10, 11 and 12 to the Notes to Consolidated Financial Statements of Debtor as at February 28, 2001 and for the fiscal year then ended, and (b) for any period subsequent to March 1, 2001 through the date hereof, as disclosed on Schedule B annexed hereto and made a part hereof and any refinancings or restatements of any such indebtedness (collectively, the "Senior Debt"), and (c) such other miscellaneous liens and security interests on other non-material assets and properties as may be determined pursuant to a lien and judgment search (collectively, the "Existing Liens and Security Interests"). The Collateral Agent shall have no right to foreclose on the Collateral or transfer any of the Collateral into the name of the Collateral Agent unless and until either (i) all Senior Debt shall have been paid in full, or (ii) the Collateral Agent and the holders of Senior Debt shall have executed and delivered an intercreditor and subordination agreement in form and content satisfactory to the holders of such Senior Debt. . If and to the extent required by any Senior Lender, the Collateral Agent agrees to execute and deliver in favor of such Senior Lender, such intercreditor and subordination agreements as may be required to acknowledge that the Lenders' and Collateral Agents rights under this Security Agreement and in the Collateral are subject to the prior payment in full of all Senior Debt to the Senor Lender(s), but only to the extent secured by specified Collateral.

         (b) In lieu of the grant of a security interest in the Collateral, notwithstanding anything to the contrary contained in this Security Agreement, if the Collateral Agent shall request in writing within twenty (20) days after the effective date of this Security Agreement (the "Collateral Substitution Date"), Debtor substitute all of the Collateral referred to in this Agreement by the pledge to the Collateral Agent of 100% of the capital stock of MAX Systems Group, Inc. ("MAX"), a wholly owned- subsidiary of Debtor. The Debtor represents that it currently owns and on the Collateral Substitution Date will own 100% of the outstanding shares of capital stock of MAX free and clear of all Liens, pledges or other encumbrances. In the event that the Collateral Agent elects to substitute Collateral through a pledge of the Capital Stock of MAX, upon execution and delivery of a pledge agreement between Debtor , as pledgor, and the Collateral Agent, as pledgee, and delivery to the Collateral Agent of the 100% of the outstanding shares of capital stock of MAX, duly endorsed for transfer (the "MAX Stock"); all in form and content satisfactory to the Collateral Agent, this Security Agreement shall terminate and be of no further force or effect. Failure by Debtor to comply with the provisions of this Section 4(b) shall be deemed to be an Event of Default under the Notes.

5. Perfection of Security Interest.

         Unless otherwise terminated in accordance with Section 4(b) above, within twenty (20) days from the date of this Agreement, Debtor shall execute and deliver to the Collateral Agent UCC-1 Financing Statements and other documents required to be filed in Canada ("Financing Statements") relating to the security interests in Debtor's right, title and interest in and to the Collateral. Debtor hereby authorizes the Collateral Agent to file such Financing Statements at the Debtor's expense, in such filing locations as the Collateral Agent deems appropriate.

6. Distribution on Liquidation.

         6.1 If any sum is paid as a liquidating distribution on or with respect to the Collateral, Debtor shall deliver same to the Collateral Agent to be applied to the Obligations then due, in accordance with the terms of the Notes.

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         6.2 Prior to any Event of Default (as defined herein), Debtor shall be entitled to exercise all voting power pertaining to any of the Collateral, provided such exercise is not contrary to the interests of the Lenders and does not impair the Collateral.

7. Further Action By Debtor; Covenants and Warranties.

         7.1 Collateral Agent at all times shall have a perfected security interest in the Collateral. Subject to the security interests of the Senior Lenders described herein and other immaterial liens and security interests (collectively, the "Prior Liens"), Debtor has and will continue to have full title to the Collateral free from any liens, leases, encumbrances, judgments or other claims. Debtor will do all acts and things, and will execute and file all instruments (including, but not limited to, security agreements, financing statements, continuation statements, etc.) reasonably requested by Collateral Agent to establish, maintain and continue the perfected security interest of Collateral Agent in the Collateral, and will promptly on demand, pay all costs and expenses of filing and recording, including the costs of any searches reasonably deemed necessary by Collateral Agent from time to time to establish and determine the validity and the continuing priority of the security interest of Collateral Agent, and also pay all other claims and charges that, in the opinion of Collateral Agent, exercised in good faith, is reasonably likely to materially prejudice, imperil or otherwise affect the Collateral or its security interest therein.

         7.2 Other than with respect to the purchase and sale of inventory or otherwise in the ordinary course of business, and except for Collateral which has become obsolete or is of inconsequential in value, Debtor will not sell, transfer, assign or pledge those items of Collateral (or allow any such items to be sold, transferred, assigned or pledged), without the prior written consent of Collateral Agent. Although Proceeds of Collateral are covered by this Security Agreement, this shall not be construed to mean that Collateral Agent consents to any sale of the Collateral, except as provided herein.

         7.3 Debtor will, at all reasonable times, allow Collateral Agent or its representatives free and complete access to all of Debtor 's records which in any way relate to the Collateral, for such inspection and examination as Collateral Agent reasonably deems necessary; provided, that any such inspection shall not unreasonably interrupt the customary business operations of Debtor.

         7.4 Debtor, at its sole cost and expense, will protect and defend this Security Agreement, all of the rights of Collateral Agent hereunder, and the Collateral against the claims and demands of all other parties.

         7.5 Debtor will promptly notify Collateral Agent of any levy, distraint or other seizure by legal process or otherwise of any part of the Collateral, and of any threatened or filed claims or proceedings that are reasonably likely to affect or impair any of the rights of Collateral Agent under this Security Agreement.

         7.6 Debtor, at its own expense, will obtain and maintain in force insurance policies covering losses or damage to those items of Collateral which constitute physical personal property. The insurance policies to be obtained by Debtor shall be in form and amounts reasonably acceptable to Collateral Agent. Debtor shall make the Collateral Agent a loss payee thereon to the extent of its interest. Collateral Agent is hereby irrevocably (until the Obligations are paid in full) appointed Debtor's attorney-in-fact to endorse any check or draft that may be payable to Debtor so that Collateral Agent may collect the proceeds payable for any loss under such insurance. The proceeds of such insurance, less any costs and expenses incurred or paid by Collateral Agent in the collection thereof, shall be applied either toward the cost of the repair or replacement of the items damaged or destroyed, or on account of any sums secured hereby, whether or not then due or payable.

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         7.7 Collateral Agent may, at its option, and without any obligation to do so, pay, perform and discharge any and all amounts, costs, expenses and liabilities herein agreed to be paid or performed by Debtor, upon Debtor's failure to do so, and all amounts expended by Collateral Agent in so doing shall become part of the Obligations secured hereby, and shall be immediately due and payable by Debtor to Collateral Agent upon demand and shall bear interest at 18% per annum from the dates of such expenditures until paid.

         7.8 Upon the request of Collateral Agent, Debtor will furnish within five (5) days thereafter to Collateral Agent, or to any proposed assignee of this Security Agreement, a written statement in form reasonably satisfactory to Collateral Agent, duly acknowledged, certifying the amount of the principal and interest then owing under the Obligations, whether to its knowledge any claims, offsets or defenses exist against the Obligations or against this Security Agreement, or any of the terms and provisions of any other agreement of Debtor securing the Obligations. In connection with any assignment by Collateral Agent of this Security Agreement, Debtor hereby agrees to cause the insurance policies required hereby to be carried by Debtor, if any, to be endorsed in form satisfactory to Collateral Agent or to such assignee, with loss payable clauses in favor of such assignee, and to cause such endorsements to be delivered to Collateral Agent within ten (10) calendar days after request therefor by Collateral Agent.

         7.9 The Debtor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take further steps relating to the Collateral and other property or rights covered by the security interest hereby granted, as the Collateral Agent may reasonably require to perfect its security interest hereunder.

         7.10 Except for the Prior Liens, Debtor represents and warrants that it is the true and lawful exclusive owner of the Collateral, free and clear of any liens and encumbrances.

         7.11 Debtor hereby agrees not to divest itself of any right under the Collateral absent prior written approval of the Collateral Agent.

8. Power of Attorney.

         Debtor hereby irrevocably constitutes and appoints the Collateral Agent as the true and lawful attorney of Debtor, with full power of substitution, in the place and stead of Debtor and in the name of Debtor or otherwise, at any time or times, in the discretion of the Collateral Agent, to take any action and to execute any instrument or document which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement which Debtor fails to take or fails to execute within five (5) business days of the Collateral Agent's reasonable request therefor. This power of attorney is coupled with an interest and is irrevocable.

9. Performance By The Collateral Agent.

         If Debtor fails to perform any material covenant, agreement, duty or obligation of Debtor under this Agreement, the Collateral Agent may, after any applicable cure period, at any time or times in its discretion, take action to effect performance of such obligation. All reasonable expenses of the Collateral Agent incurred in connection with the foregoing authorization shall be payable by Debtor as provided in Paragraph 13.1 hereof. No discretionary right, remedy or power granted to the Collateral Agent under any part of this Agreement shall be deemed to impose any obligation whatsoever on the Collateral Agent with respect thereto, such rights, remedies and powers being solely for the protection of the Collateral Agent.

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10. Event of Default.

         An event of default ("Event of Default") shall be deemed to have occurred hereunder upon the occurrence of any event of default as defined in the Notes or Subscription Agreement. Upon and after any Event of Default, after the applicable cure period, if any, any or all of the Obligations shall become immediately due and payable at the option of the Collateral Agent, for the benefit of the Lenders, and the Collateral Agent may dispose of Collateral as provided below. A default by Debtor of any of its obligations pursuant to this Agreement shall be deemed an Event of Default hereunder and an event of default as defined in the Obligations.

11. Disposition of Collateral.

         Upon and after any Event of Default which is then continuing, but subject at all times to the prior rights of the Senior Lenders in and to the
Collateral:

         11.1 The Collateral Agent may exercise its rights with respect to each and every component of the Collateral, without regard to the existence of any other security or source of payment for the Obligations. In addition to other rights and remedies provided for herein or otherwise available to it, the Collateral Agent shall have all of the rights and remedies of a lender on default under the Uniform Commercial Code then in effect in the State of New York.

         11.2 If any notice to Debtor of the sale or other disposition of Collateral is required by then applicable law, five (5) days' prior notice (or, if longer, the shortest period of time permitted by then applicable law) to Debtor of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made, shall constitute reasonable notification.

         11.3 The Collateral Agent is authorized, at any such sale, if the Collateral Agent deems it advisable to do so, in order to comply with any applicable securities laws, to restrict the prospective bidders or purchasers to persons who will represent and agree, among other things, that they are purchasing the Collateral for their own account for investment, and not with a view to the distribution or resale thereof, or otherwise to restrict such sale in such other manner as the Collateral Agent deems advisable to ensure such compliance. Sales made subject to such restrictions shall be deemed to have been made in a commercially reasonable manner.

         11.4 All cash proceeds received by the Collateral Agent for the benefit of the Lenders in respect of any sale, collection or other enforcement or disposition of Collateral, shall be applied (after deduction of any amounts payable to the Collateral Agent pursuant to Paragraph 13.1 hereof) against the Obligations pro rata among the Lenders in proportion to their interests in the Obligations. Upon payment in full of all Obligations, Debtor shall be entitled to the return of all Collateral, including cash, which has not been used or applied toward the payment of Obligations or used or applied to any and all costs or expenses of the Collateral Agent incurred in connection with the liquidation of the Collateral (unless another person is legally entitled thereto). Any assignment of Collateral by the Collateral Agent to Debtor shall be without representation or warranty of any nature whatsoever and wholly without recourse. Each Lender may purchase the Collateral and pay for such purchase by offsetting any sums owed to such Lender by Debtor arising under the Obligations or any other source.

12. [Intentionally Deleted]

13. Waiver of Automatic Stay. The Debtor acknowledges and agrees that should a proceeding under any bankruptcy or insolvency law be commenced by or against the Debtor, or if any of the Collateral (as defined in this Security Agreement) should become the subject of any bankruptcy or insolvency proceeding, then the Collateral Agent should be entitled to, among other relief to which the Collateral Agent may be entitled under the Note, Security Agreement, Subscription Agreement and any other agreement to which the Debtor, Lenders or Collateral Agent are parties, (collectively "Loan Documents") and/or applicable law, an order from the court granting immediate relief from the automatic stay pursuant to 11 U.S.C. Section 362 to permit the Collateral Agent to exercise all of its rights and remedies pursuant to the Loan Documents and/or applicable law. THE DEBTOR EXPRESSLY WAIVE THE BENEFIT OF THE AUTOMATIC STAY IMPOSED BY 11 U.S.C. SECTION 362. FURTHERMORE, THE DEBTOR EXPRESSLY ACKNOWLEDGES AND AGREES THAT NEITHER 11 U.S.C. SECTION 362 NOR ANY OTHER SECTION OF THE BANKRUPTCY CODE OR OTHER STATUTE OR RULE (INCLUDING, WITHOUT LIMITATION, 11 U.S.C. SECTION 105) SHALL STAY, INTERDICT, CONDITION, REDUCE OR INHIBIT IN ANY WAY THE ABILITY OF THE COLLATERAL AGENT TO ENFORCE ANY OF ITS RIGHTS AND REMEDIES UNDER THE LOAN DOCUMENTS AND/OR APPLICABLE LAW. The Debtor hereby consents to any motion for relief from stay which may be filed by the Collateral Agent in any bankruptcy or insolvency proceeding initiated by or against the Debtor, and further agrees not to file any opposition to any motion for relief from stay filed by the Collateral Agent. The Debtor represents, acknowledges and agrees that this provision is a specific and material aspect of this Agreement, and that the Collateral Agent would not agree to the terms of this Agreement if this waiver were not a part of this Agreement. The Debtor further represents, acknowledges and agrees that this waiver is knowingly, intelligently and voluntarily made, that neither the Collateral Agent nor any person acting on behalf of the Collateral Agent has made any representations to induce this waiver, that the Debtor has been represented (or has had the opportunity to be represented) in the signing of this Agreement and in the making of this waiver by independent legal counsel selected by the Debtor and that the Debtor has had the opportunity to discuss this waiver with counsel. The Debtor further agrees that any bankruptcy or insolvency proceeding initiated by the Debtor will only be brought in the Federal Court within the Southern District of New York.

14. Miscellaneous.

         14.1 Expenses. Debtor shall pay to the Collateral Agent, on demand, the amount of any and all reasonable expenses, including, without limitation, attorneys' fees, legal expenses and brokers' fees, which the Collateral Agent may incur in connection with (a) sale, collection or other enforcement or disposition of Collateral; (b) exercise or enforcement of any the rights, remedies or powers of the Collateral Agent hereunder or with respect to any or all of the Obligations; or (c) failure by Debtor to perform and observe any agreements of Debtor contained herein which are performed by the Collateral Agent.

         14.2 Waivers, Amendment and Remedies. No course of dealing by the Collateral Agent and no failure by the Collateral Agent to exercise, or delay by the Collateral Agent in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right, remedy or power of the Collateral Agent. No amendment, modification or waiver of any provision of this Agreement and no consent to any departure by Debtor therefrom, shall, in any event, be effective unless contained in a writing signed by the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. The rights, remedies and powers of the Collateral Agent, not only hereunder, but also under any instruments and agreements evidencing or securing the Obligations and under applicable law are cumulative, and may be exercised by the Collateral Agent from time to time in such order as the Collateral Agent may elect.


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         14.3 Notices. Any notice or other communications under the provisions of this Agreement shall be given in writing and delivered to the recipient in person, by reputable overnight courier or delivery service, by facsimile machine (receipt conformed) with a copy sent by first class mail on the date of transmission, or by registered or certified mail, return receipt requested, directed to its address set forth below (or to any new address of which a party hereto shall have informed the others by the giving of notice in the manner provided herein):

           To Debtor:                Commercial Consolidators Corp.
                                     5525 Yonge Street, Suite 1010
                                     Toronto, Ontario M2N 6P4 Canada
                                     (416) 512-8348 (Telecopier)

           With a copy to:           Greenberg Traurig, LLP
                                     200 Park Avenue
                                     New York, New York 10166
                                     Attn: Stephen Weiss, Esq.
                                     (212) 801-6400 (Telecopier)


           To Lenders:               To the addresses and telecopier numbers
                                     Set forth on Schedule A hereto

           To the Collateral Agent:  Barbara R. Mittman
                                     c/o Grushko & Mittman, P.C.
                                     551 Fifth Avenue, Suite 1601
                                     New York, New York 10176
                                     (212) 697-3575 (Telecopier)

Any party may change its address by written notice in accordance with this paragraph.

         14.4 Term; Binding Effect. This Agreement shall (a) remain in full force and effect until payment and satisfaction in full of all of the Obligations; (b) be binding upon Debtor, and its successors and permitted assigns; and (c) inure to the benefit of the Collateral Agent, for the benefit of the Lenders and their respective successors and assigns.

         14.5 Captions. The captions of Paragraphs, Articles and Sections in this Agreement have been included for convenience of reference only, and shall not define or limit the provisions hereof and have no legal or other significance whatsoever.


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

         14.6 Governing Law; Venue; Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts or choice of law, except to the extent that the perfection of the security interest granted hereby in respect of any item of Collateral may be governed by the law of another jurisdiction. Any legal action or proceeding against the Debtor with respect to this Agreement may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, the Debtor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Debtor hereby irrevocably waives any objection which they may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the aforesaid courts and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. If any provision of this Agreement, or the application thereof to any person or circumstance, is held invalid, such invalidity shall not affect any other provisions which can be given effect without the invalid provision or application, and to this end the provisions hereof shall be severable and the remaining, valid provisions shall remain of full force and effect.

         14.7 Counterparts/Execution. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile signature and delivered by facsimile transmission.

         IN WITNESS WHEREOF, the undersigned have executed and delivered this Security Agreement, as of the date first written above.

"DEBTOR"                                    "THE COLLATERAL AGENT"
COMMERCIAL CONSOLIDATORS CORP.              BARBARA R. MITTMAN
an Alberta, Canada corporation



By: _____________________________________   ___________________________________


Its: _____________________________________



                             APPROVED BY "LENDERS":


This Security Agreement may be executed by facsimile signature and delivered by confirmed facsimile transmission.


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                         SECURITY AGREEMENT - SCHEDULE A


----------------------------          ---------------------------
LENDER                                PRINCIPAL NOTE AMOUNT
----------------------------          ---------------------------

----------------------------          ---------------------------

----------------------------          ---------------------------

----------------------------          ---------------------------

----------------------------          ---------------------------

----------------------------          ---------------------------

----------------------------          ---------------------------

----------------------------          ---------------------------

----------------------------          ---------------------------
TOTAL                                 $750,000.00
----------------------------          ---------------------------



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